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Exhibit 23.5

               CONSENT OF INDEPENDENT ACCOUNTANTS'

We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-8 of our report on Long Distance Network, Inc. dated June 22, 1994 appearing on page F-1 of SA Telecommunications, Inc. Current
Report on Form 8-K/A-2 dated May 16, 1994.   We also consent to the
reference to us under the heading "Experts" in such Prospectus.

/s/ Samson, Robbins & Associates, P.L.L.C.

SAMSON, ROBBINS & ASSOCIATES, P.L.L.C.

Dallas, Texas
March 1, 1996